Exhibit                    Description

23.1                       Consent of Ernst & Young LLP

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                                                                 EXHIBIT 23.1



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Savings Plan for Nonunion Hourly Employees of Essex Group, Inc.; Restated Savings Plan for Salaried Employees of Essex Group, Inc.; Retirement Savings Plan for Hourly Employees of Essex Group, Inc.; and 401(k) Savings Plan for Hourly Employees of Essex Group, Inc. of our report dated January 27, 1998, with respect to the consolidated financial statements and schedules of Essex International Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                     /s/ Ernst & Young LLP

Indianapolis, Indiana
April 29, 1998